EXHIBIT 10.13

SECURITY AGREEMENT

SECURITY AGREEMENT (this “Security Agreement”) dated as of March 20, 2009 by PERF GO-GREEN HOLDINGS, INC., a Delaware corporation (the “Debtor”) in favor of STAR FUNDING, INC., a New York corporation (the “Creditor”).

RECITALS:

A.           Concurrently herewith, Perf-Go Green, Inc., a Delaware corporation that is 100% owned by Debtor (“Perf-Go”) is executing and delivering a Factoring Agreement between Perf-Go and the Creditor (as it may be amended, restated, modified or supplemented from time to time, the “Factoring Agreement”) and a Supply Agreement between Perf-Go and the Creditor (as it may be amended, restated, modified or supplemented from time to time, the “Supply Agreement”), in each case dated as of the date hereof

B.           Concurrently herewith, Debtor is executing and delivering a Guarantee of even date herewith in favor of the Creditor (as it may be amended, restated, modified or supplemented from time to time, the “Guarantee”), pursuant to which the Debtor is unconditionally and irrevocably guaranteeing all of the obligations of Perf-Go to the Creditor, including without limitation all the obligations of Perf-Go under the Factoring Agreement and Supply Agreement.

C.           The Creditor will not consider entering into the Factoring Agreement and purchasing receivables thereunder, nor extending financial accommodations to Perf-Go under the Supply Agreement, unless, among other things, the Debtor execute and deliver this Security Agreement and grant to the Creditor a security interest in the Collateral specified herein.

ACCORDINGLY, in consideration of the premises, and in order to induce the Creditor to execute and deliver the Factoring Agreement and Supply Agreement, and to extend credit, purchase accounts receivable and provide other financial accommodations thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees with the Creditor as follows:

I.           Defined Terms. (a) Capitalized terms that are defined in the Factoring Agreement or Supply Agreement and are not otherwise defined herein have the respective meanings given to them in said documents and, in addition, the following terms have the meanings set forth in this Section 1. Capitalized terms used but not defined in this Agreement that are defined in Article 9 of the UCC shall have the respective meanings given such terms in Article 9 of the UCC as in effect as of the date hereof.

“Accounts” means all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Debtor (including under any trade names, styles or divisions thereof), whether arising from (a) the sale, lease, licensing, assignment or other disposition of goods by the Debtor, (b) services rendered or to be rendered by the Debtor, (c) a policy of insurance issued or to be issued by the Debtor, (d) a secondary obligation incurred or to be incurred by the Debtor, or (e) any other transaction, whether or not the same involves any of the foregoing and all of the Debtor’s rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of the Debtor’s rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights) and all moneys due or to become due to the Debtor under all contracts for the sale of goods and/or the performance of services by the Debtor (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person or entity with respect to any of the foregoing. The term “Accounts” shall in any event include, without limitation, all “accounts” as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor.

“Collateral” has the meaning specified in Section 2.

“Commodity Account” means any “commodity account”, as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor.

“Commodity Contract” means any “commodity contract”, as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor or to which the Debtor is now or at any time hereafter a party.

“Contracts” means all contracts to which the Debtor is, or may at any time hereafter become, a party or in which it now has or may at any time hereafter acquire an interest, and all agreements and undertakings of any third parties in favor or for the benefit of the Debtor.

“Contract Rights” means any right of the Debtor to payment under a Contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper, now in existence or hereafter arising (including (a) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Debtor to perform and to exercise all remedies thereunder).

“Copyrights” means all of the following to the extent that the Debtor now has or hereafter acquires any right, title or interest therein: (a) all copyrights in all works, whether published or unpublished, now existing or hereafter created or acquired, whether registered or unregistered, whether created by statute or common law, (b) all registrations and recordings thereof, all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office, and all renewals of such registrations, recordings or applications.

“Copyright Licenses” means any agreement, written or oral, naming the Debtor as licensor or licensee, granting any right to use any Copyright, now in existence or hereafter arising.

“Factoring Agreement” has the meaning specified in Recital A.

“Financial Asset” means any “financial asset”, as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor.

“Guarantee” has the meaning specified in Recital B.

“Intellectual Property” means, collectively, all Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights and Copyright Licenses.

“Leases” means all leasehold interests now or at any time hereafter held by the Debtor.

“Licenses” and “Licensing Agreements” means the Patent Licenses, the Copyright Licenses and the Trademark Licenses.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or otherwise), preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including conditional sale or other title retention agreement).

“Obligations” means all indebtedness and other liabilities and obligations of the Debtor and Perf-Go to the Creditor, now existing or hereafter arising, including without limitation all of its obligations to the Creditor under the Factoring Agreement, the Supply Agreement, the Guarantee, and any related documents or instruments.

“Patents” means (a) all patents and patent applications and the inventions and improvements described and claimed therein, and all patentable inventions, now owned or hereafter acquired or obtained by the Debtor, (b) all registrations and recordings thereof, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing, (d) all income, royalties, damages or payments now and hereafter due and/or payable under or with respect to any of the foregoing, including damages or payments for past or future infringements of any of the foregoing, (e) the right to sue for past, present and future infringements of any of the foregoing throughout the world, and (f) all rights and obligations pursuant to any Patent License with respect thereto, whether the Debtor is a licensor or licensee under any such Patent License, and, subject to the terms of such licenses, the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter owned by the Debtor and now or hereafter covered by such licenses.

“Patent License” means any agreement, written or oral, providing for the grant by or to the Debtor of any right to use any Patent, now in existence or hereafter arising.

“Perf-Go” has the meaning specified in Recital A.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent; (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings; (iv) Liens in respect of security deposits provided in the ordinary course of business and consistent with past practices; (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment; (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; and (viii) the security interests in favor of those certain third party lenders that are subject to the Subordination Agreement.

“Proceeds” means (a) all “proceeds”, as such term is defined in the UCC, and (b) to the extent not included in such definition, (i) any and all proceeds of any insurance, indemnity, warranty, guaranty or letter of credit payable to the Debtor from time to time with respect to any of the Collateral, (ii) all payments (in any form whatsoever) paid or payable to the Debtor from time to time in connection with any taking of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) all judgments in favor of the Debtor in respect of the Collateral, (iv) any claim of the Debtor against third parties for past, present or future infringement or dilution of any Patent or Patent License Trademark or Trademark License, Copyright or Copyright License and (v) all other amounts from time to time paid or payable or received or receivable under or in connection with any of the Collateral.

“Securities Account” means any “securities account”, as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor.

“Securities Entitlement” means any “securities entitlement”, as such term is defined in the UCC, whether now existing or hereafter created and whether now owned or hereafter acquired by the Debtor.

“Subordination Agreement” means the Subordination Agreement of even date herewith among the Debtor, the Creditor, Perf-Go and certain third party lenders.

“Supply Agreement” has the meaning specified in Recital A.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired by the Debtor, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and (b) all renewals thereof.

“Trademark Licenses” means any agreement, written or oral, providing for the grant by or to the Debtor of any right to use any Trademark, now in existence or hereafter arising.

“Transaction Document” means the Factoring Agreement, the Supply Agreement, the Guarantee, this Security Agreement and each other instrument, document or agreement executed or delivered in connection with any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

(b)    Unless otherwise expressly specified herein, defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer, and vice-versa.

(c)    Words of the neuter gender mean and include correlative words of the masculine and feminine gender.

(d)    The Section and Schedule headings used in this Security Agreement are for convenience only and shall not affect the construction or meaning of any provisions of this Security Agreement.

(e)    Unless otherwise specified, the words “hereof”, “herein”, “hereunder” and other similar words refer to this Security Agreement as a whole and not just to the Section, subsection or clause in which they are used; and the words “this Security Agreement” refer to this Security Agreement, as amended, restated, modified or supplemented from time to time.

(f)    Whenever the words “included”, “includes” or “including” are used in this Security Agreement, they shall be deemed to be followed by the words “without limitation”.

(g)    Unless otherwise specified, references to Sections, Recitals and Schedules are references to Sections of, and Recitals and Schedules to, this Security Agreement.

2.    Security Interest.  (a)  As security for the due and punctual payment and performance of the Obligations, the Debtor hereby pledges and assigns to the Creditor, and hereby grants to the Creditor a lien upon and a continuing security interest in, all personal property and fixtures of the Debtor, whether now owned or hereafter acquired by the Debtor and wherever located and whether now existing or hereafter arising or created (all such property and assets are herein collectively called the “Collateral”), including without limitation the following:

(i)	all Accounts of the Debtor;

(ii)	all Inventory of the Debtor;

(iii)	all Equipment of the Debtor;

(iv)	all Contracts and Contract Rights of the Debtor;

(v)	all Commercial Tort Claims of the Debtor, including without limitation those Commercial Tort Claims in which the Debtor has any interest as specified on Schedule I;

(vi)	all Documents of the Debtor;

(vii)	all Instruments and Chattel Paper of the Debtor;

(viii)	all General Intangibles of the Debtor, including all Intellectual Property of the Debtor, and all of its rights to tax or other refunds;

(ix)
all Investment Property and other Financial Assets of the Debtor, including without limitation all lockbox accounts, deposit accounts and other accounts maintained by the Debtor with any financial institution and all monies, securities and other assets credited from time to time to such accounts;

(x)	all Leases of the Debtor;

(xi)	all Fixtures of the Debtor;

(xii)	all Deposit Accounts of the Debtor;

(xiii)	all Letter of Credit Rights of the Debtor;

(xiv)	all Securities Accounts and Securities Entitlements of the Debtor;

(xv)	all Commodity Accounts and Commodity Contracts of the Debtor;

(xvi)
all Supporting Obligations that may now or at any time hereafter support the payment or performance of any Account, General Intangible, Chattel Paper, Document, Instrument or Investment Property of the Debtor;

(xvii)
all books and records (including computer programs, tapes and related electronic data processing software) relating to the Debtor’s Accounts, Inventory, Equipment, Contracts, Intellectual Property, Investment Property, Financial Assets and other assets; and

(xviii)	to the extent not otherwise included, all cash and non-cash Proceeds and products of any of the foregoing.

3.           Obligations Absolute.                                           (a) The Debtor hereby agrees that this Security Agreement shall be binding upon the Debtor, and the grant to the Creditor of a security interest in the Collateral hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of any Transaction Document or any of the Obligations, the absence of any action to enforce the same, the waiver or consent by the Creditor with respect to any provision thereof, the recovery of any judgment against any other Person, or any action to enforce the same or any other similar circumstances. The Debtor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Debtor, any notice to require a proceeding first against any other Person, protest or notice with respect to any promissory notes or evidences of indebtedness secured hereby or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Security Agreement will remain in full force and effect so long as the Supply Agreement, the Factoring Agreement, and/or the Guarantee are in effect or any Obligations remain unpaid.

(b)           The Debtor agrees that, without notice to or further assent by the Debtor, the liability of any other Person for or upon any of the Obligations may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised or released by the Creditor, as the Creditor may deem advisable, and that any other collateral or liens securing any of the Obligations may, from time to time, in whole or in part (subject, in the case of the Collateral, to the provisions of this Security Agreement), be exchanged, sold or surrendered by the Creditor, as the Creditor may deem advisable, all without impairing, abridging, affecting or diminishing this Security Agreement or the rights of the Creditor hereunder or with respect to the Collateral.

4.           Representations and Warranties. The Debtor hereby makes the following representations and warranties, which shall be deemed to be repeated and confirmed upon the creation or acquisition by the Debtor of each item of Collateral and upon the creation of any Obligation:

(a)           The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its properties and to carry on its business as now being conducted, is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties, the transaction of its business, the location of its Inventory or Equipment, the performance of its obligations under its Contracts, or the collection of any of its Accounts make such qualification necessary and where the failure to be so qualified would have a material adverse effect on the business or financial condition of the Debtor, and has full power and authority to execute, deliver and perform this Security Agreement.

(b)           Its execution, delivery and performance of this Security Agreement and the granting of the security interest in the Collateral hereunder (i) have all been duly authorized by all requisite action of the Debtor, (ii) do not require the approval of its shareholders, and (iii) will not (I) violate any provision of law or the Debtor’s organizational documents, (2) violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which it is a party or by which it or any of its properties is bound, (3) violate any governmental or agency rule or regulation or any order of any court, tribunal or governmental agency or (4) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the Collateral, except for the security interest created by this Security Agreement. No authorizations, approvals and consents of, and no filing and registration with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Debtor of this Security Agreement or for the validity or enforceability hereof. No consent of any party to any Contract or any account debtor in respect of any Account is required in connection with the execution, delivery and performance of this Security Agreement or the creation of a security interest in such Contract or Account pursuant hereto, other than the consents obtained by Debtor and delivered to Creditor pursuant to the Subordination Agreement.

(c)           This Security Agreement constitutes the legal, valid and binding obligation of the Debtor, enforceable against the Debtor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting enforceability of creditors’ rights generally and except as specific performance may be subject to equitable principles of general applicability. This Security Agreement creates in favor of the Creditor a valid first priority lien and first priority security interest in the Collateral, enforceable against the Debtor and all third parties, and superior in right to all other security interests, liens, encumbrances, or charges, existing or future, other than as set forth in the Subordination Agreement and certain Permitted Liens.

(d)           Except for the security interest of the Creditor therein the Debtor is, and as to Collateral created or acquired from time to time after the date hereof the Debtor will be, the owner of all the Collateral, having good and marketable title thereto, free from any lien, security interest, encumbrance or other right, title or interest of any Person, other than Permitted Liens.

(e)           Appropriate financing statements with respect to the security interest created hereunder have been or will be duly filed in all appropriate offices; no filing of any other financing statements or other instruments and no recording, filing or indexing of this Security Agreement is necessary or appropriate in order to preserve and protect the liens and security interests created or intended to be created by this Security Agreement as legal, valid and enforceable perfected liens on and security interests in the Collateral (other than filings or appropriate assignments with the United States Patent and Trademark Office or the United States Copyright Office with respect to Intellectual Property of the Debtor, if any).

(f)           There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office (other than in respect of Permitted Liens) covering any interest of the Debtor in the Collateral, or intended so to be, and so long as the Supply Agreement, Factoring Agreement and/or Guarantee are in effect or any of the Obligations remain unpaid the Debtor will not execute, and will not permit the filing or the continued existence on file of any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to the Collateral in any public office, except financing statements filed or to be filed with respect to the security interest granted hereunder to the Creditor or with respect to the Permitted Liens.

(g)           The chief executive office and principal place of business of the Debtor is located at the address set forth in Schedule I. The originals of all documents (as well as all duplicates thereof) evidencing or relating to the Accounts, Contracts, Leases, Intellectual Property, Investment Property and other Financial Assets and the original books of account and records of the Debtor relating thereto are kept at the office or offices specified in Schedule I. All Inventory and Equipment is held on the date hereof at the locations specified in Schedule I.

(h)           The name of the Debtor set forth in the preamble is correct. The Debtor is not currently doing, and has not at any time during the five years immediately preceding the date hereof done, business under any trade name or other assumed name. Except as set forth on Schedule I, during the five years immediately preceding the date hereof (w) the Debtor has not had any name other than its present name, (x) the Debtor has not merged or consolidated with any other entity during the five years immediately preceding the date hereof, (y) the Debtor has not acquired all or substantially all of the assets of any other Person and (z) the Debtor has not acquired any other Person, nor been acquired by any other Person.

(i)           None of the Collateral constitutes farm products (as such term is defined in the UCC) or Proceeds thereof.

(j) As of the date of this Agreement, none of the account debtors on any Accounts, and none of the parties to any Contracts, is a governmental entity.

(k) Except as set forth on Schedule I, the Debtor has no ownership interest in any Commercial Tort Claims.

(l)           To the Debtor’s knowledge, the information, schedules, exhibits and reports furnished by the Debtor to the Creditor in connection with the negotiation and preparation of this Security Agreement did not contain any omissions or misstatements of fact which would make the statements contained therein misleading or incomplete in any material respect.

5.           Covenants.                                (a) At all reasonable times upon reasonable notice the Creditor shall have full access to, and the right to audit, check, inspect and make abstracts and copies of, the Debtor’s books, records, audits, correspondence and all other papers and computer tapes and programs relating to the Collateral. The Creditor shall have the right to confirm and verify the Accounts, General Intangibles, and other Collateral and to do whatever the Creditor may deem necessary to protect its interests and the Debtor shall furnish such assistance and information as the Creditor may require in connection therewith. The Creditor may enter from time to time the premises of the Debtor at any reasonable time during business hours for the purpose of inspecting the Collateral and any and all records pertaining thereto.

(b)           The Debtor will keep the Collateral, at its own expense, in customary good repair and condition, and will not misuse, abuse or waste the Collateral or allow the Collateral to deteriorate (or permit any of the foregoing), except for normal wear and tear, and will make the Collateral available for inspection by the Creditor at all reasonable times upon reasonable notice during business hours.

(c)           The Debtor will comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of its business; provided, however, that the Debtor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the reasonable opinion of the Creditor adversely affect the Creditor’s rights or the first priority of the Creditor’s security interest in the Collateral.

(d)           The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested by the Debtor in good faith by appropriate proceedings, (ii) such proceedings do not involve, in the reasonable opinion of the Creditor, any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(e)           The Debtor will not create, permit or suffer to exist and will defend the Collateral against, and take such other action as is necessary to remove, any lien, security interest or encumbrance on the Collateral, other than Permitted Liens, and the Debtor will defend the right, title and interest of the Creditor in and to any of the Debtor’ rights to the Collateral against the claims and demands of all Persons whomsoever claiming an interest therein adverse to the Creditor, other than holders of Permitted Liens. Without limiting the generality of the foregoing, the Debtor shall not permit the Collateral or any portion thereof to become attached or affixed to any real estate or become a Fixture (in each case, other than with respect to real estate on which Creditor holds the Mortgage).

(f)           The Debtor will advise the Creditor promptly, in reasonable detail, of (i) any security interest, lien or encumbrance, other than Permitted Liens, placed on or asserted against any of the Collateral and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interest created by the Debtor hereunder.

(g)           The Debtor will not change the location specified in Section 4(g) of its chief executive office, principal place of business or the office where records concerning its Accounts, Contracts, Leases, Intellectual Property, Investment Property or other Financial Assets are kept, will not keep Inventory or Equipment at any location other than the location specified in Schedule I, and will not change its name, identity or corporate structure or its jurisdiction of organization, until, in each case, (i) the Debtor shall have given to the Creditor not less than 30 days’ prior written notice of its intention so to do, clearly describing such new location, name, identity, corporate structure or jurisdiction and providing such other information in connection therewith as the Creditor may reasonably request, and (ii) the Debtor shall have taken such other actions satisfactory to the Creditor (including the delivery of additional financing statements duly signed by the Debtor), as are necessary to maintain the security interest of the Creditor in the Collateral at all times senior and fully perfected and in full force and effect.

(h)           The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Creditor from time to time such lists, descriptions, schedules, invoices, warehouse receipts, bills of confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurance or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted by it, as the Creditor in its reasonable judgment deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral and comply with the Assignment of Claims Act.

(i) The Debtor will advise the Creditor promptly, in reasonable detail, if Debtor becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Debtor shall execute and deliver to Creditor all documents and/or agreements requested by Creditor to create, perfect and protect Creditor’s security interest in such Commercial Tort Claim. Debtor authorizes Creditor to file (without Debtor’s signature) initial financing statements or amendments, as Creditor deems necessary to perfect its security interest in the Commercial Tort Claim.

6.           Special Provisions Concerning Accounts.

(a)           As of the time when any Account arises, the Debtor shall be deemed to have warranted as to such Account that such Account and all papers and documents relating thereto are genuine and in all respects what they purport to be, and that each such Account (i) will represent the genuine, legal, valid and binding obligation of the account debtor thereon for the unpaid amount owed by such account debtor for the sale and delivery by the Debtor of the goods, or the performance by the Debtor of the services, listed therein, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein, (iii) will evidence true obligations, enforceable in accordance with their respective terms and not subject to any stamp or other taxes, except as shall be disclosed to the Creditor, and (iv) will be, to the best knowledge of the Debtor, in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction. The Debtor shall take all reasonable steps necessary to preserve the liability of each account debtor, guarantor, endorser, obligor, secondary party on or with respect to the Accounts. The Debtor shall notify the Creditor in writing of any defenses, set-offs or counterclaims affecting a material portion of the Debtor’s Accounts, promptly after obtaining knowledge thereof.

(b)           The Debtor shall keep and maintain, at its own expense, accurate and complete records of the Accounts, including records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Debtor shall make the same available to the Creditor, at the Debtor’s expense, at any and all reasonable times upon demand of the Creditor. At the request of the Creditor, the Debtor shall legend, in form and manner satisfactory to the Creditor, its Accounts and its books, records and documents evidencing or pertaining to its Accounts with an appropriate reference to the fact that such Accounts have been pledged as collateral to the Creditor and that the Creditor has a security interest therein.

(c)           The Debtor shall not rescind or cancel any indebtedness under any of the Accounts or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any of such Accounts or interest therein, without the prior written consent of the Creditor, except as permitted by Section 6(e).

(d)           The Debtor shall duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and will do nothing to impair the rights of the Creditor in the Accounts.

(e)           The Debtor shall endeavor to collect or cause to be collected from the account debtor on each of its Accounts (including Accounts which are delinquent, such Accounts to be collected in accordance with generally accepted lawful collection procedures), as and when due, any and all amounts owing under or on account of such Accounts, except that prior to the occurrence of an Event of Default the Debtor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Debtor finds necessary in accordance with sound business and credit judgment and (ii) a refund or credit due as a result of returned or damaged Inventory or improper or faulty performance of services. The costs and expenses (including attorney’s fees) of collection, whether incurred by the Debtor or the Creditor, shall be borne by the Debtor.

(f)           The Debtor shall, promptly upon learning thereof, report to the Creditor all delays in performance, notices of default, claims made or disputes asserted by any account debtor or other obligor on any Account and any other matters, in each ease if they could reasonably be expected to have a material adverse effect on the business or financial condition of the Debtor.

(g)           The Creditor is authorized and empowered in its sole discretion to accept the return of goods, if any, represented by any Account or Contract Rights, without notice to or consent by the Debtor, all without discharging or in any way affecting the Debtor’s liability hereunder or on the Obligations.

(h)           The Creditor shall have the right, without further notice to or assent by the Debtor, and without affecting the Obligations, in the name of the Debtor or in the name of the Creditor or otherwise, to take any or all of the following actions: (i) to notify any or all account debtors under any or all of the Accounts that the Accounts have been assigned to the Creditor and that payments thereon are to be made directly to the Creditor for the account of the Debtor or the Creditor, and to require the Debtor to forthwith give similar notice to the account debtors; (ii) to demand, collect, sue for, receive, compound and give acquittance for any of the Accounts or any part thereof; (iii) in good faith, to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any of the Accounts; (iv) to endorse the name of the Debtor on any checks, drafts or other orders or instruments for the payment of moneys payable to the Debtor which shall be issued in respect of any Account; (v) to file any claims and commence, maintain or discontinue any actions, suits or other proceedings deemed by the Creditor to be necessary or advisable for the purpose of collecting or enforcing payment of any Account; (vi) to execute any instrument and do any and all other things necessary and proper to protect and preserve and realize upon the Accounts and the other rights contemplated hereby; (vii) to require the Debtor to forthwith account for and transmit to the Creditor in the same form as received, all proceeds (other than physical property) of collection of Accounts received by the Debtor and, until so transmitted, to hold the same in trust for the Creditor and not commingle such proceeds with any other funds of the Debtor; (viii) to require the Debtor to deliver, at the Debtor’s expense, any or all papers, documents, correspondence, records and computer programs and tapes and other electronic data processing software evidencing or relating to the Accounts to the Creditor at a place designated by the Creditor; (ix) to notify the postal authorities to change the address for delivery of mail addressed to the Debtor to such address as the Creditor may designate; and (x) to do all other acts and things necessary to carry out this Agreement. The Creditor shall not be obligated to do any of the acts hereinabove authorized, but in the event that the Creditor elects to do any such act, the Creditor shall not be responsible to the Debtor except for its gross negligence or willful misconduct.

(i)           If any Account becomes evidenced by a promissory note or similar instrument in the sum of more than $5,000, the Debtor shall promptly notify the Creditor thereof, and upon request by the Creditor will promptly deliver such instrument to the Creditor appropriately endorsed to the order of the Creditor as further security for the payment in full of the Obligations.

7.           Special Provisions Concerning Inventory and Equipment. (a) The Debtor will at all times keep all of the Inventory and Equipment insured at its expense, to the Creditor’s satisfaction, against fire, theft, and all other risks to which the Inventory and Equipment may be subject; all policies or certificates with respect to such insurance shall be endorsed to the Creditor’s satisfaction for the benefit of the Creditor, including by naming the Creditor as loss payee or additional insured, and evidence of such insurance satisfactory to the Creditor shall be deposited with Creditor. If the Debtor shall fail to insure the Inventory and Equipment to the Creditor’s satisfaction, or if the Debtor shall fail so to endorse and deposit all policies or certificates with respect thereto in accordance herewith, the Creditor shall have the right (but shall be under no obligation) to procure such insurance and the Debtor agrees to reimburse the Creditor for all costs and expenses of procuring such insurance that it failed to procure. The Creditor may apply any proceeds of such insurance with respect to the Inventory and Equipment, when received by it, toward the payment of any of the Obligations, whether or not the same shall then be due. The Debtor shall give immediate written notice to the insurers and to the Creditor of any loss or damage to the Collateral or any part thereof and shall promptly file all necessary or appropriate proofs of loss with the insurers. The Debtor hereby appoints the Creditor the attorney-in-fact for the Debtor in obtaining, adjusting and canceling any such insurance and endorsing settlement drafts.

(b)           The Creditor shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to (unless specifically provided for herein), or assent by, the Debtor but without affecting the Obligations, in the name of the Debtor or in the name of the Creditor or otherwise:
(i) upon notice to such effect, to require the Debtor to deliver, at the Debtor’s expense, any or all of the Inventory and Equipment to the Creditor at a place designated by the Creditor (and after delivery thereof the Debtor shall have no further claim to or interest in such Inventory and Equipment); (ii) to take possession of any or all of the Inventory and Equipment and, for that purpose, to enter, with the aid and assistance of any Person, any premises where such Inventory and Equipment, or any part thereof, is, or may be, placed or assembled, to remove any such Inventory or Equipment, and to dispose of or store such Inventory or Equipment in such premises at the expense of the Debtor; and (iii) to execute or endorse any instrument (including any invoice, bill of lading, and storage or warehouse receipt) and do all the things necessary and proper to protect and preserve and realize upon the Inventory and Equipment and the other rights contemplated hereby. The Creditor shall not be obligated to do any of the acts hereinabove authorized, but in the event that the Creditor elects to do any such act, the Creditor shall not be responsible to the Debtor except for the Creditor’s own willful misconduct.

(c)           Upon taking possession of any Inventory or Equipment pursuant hereto following the occurrence of an Event of Default, the Creditor shall have the right to hold, store and/or use, manage, control and sell such Inventory or Equipment. Upon any such taking of possession of any Inventory or Equipment, the Creditor may, from time to time at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to and of such Inventory or Equipment as the Creditor may deem proper. In any such case, the Creditor shall have the right to manage and control such Inventory or Equipment and to can-y on the business and exercise all rights and powers of the Debtor respecting its Inventory and Equipment, all as the Creditor shall deem best; and the Creditor shall be entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof Such issues, profits, fees, revenues and other income shall be applied to pay the expenses incurred by the Creditor or its agents in (i) holding such Inventory or Equipment; (ii) performing all repairs, replacements, alterations, additions and improvements which the Creditor may be required or may elect to make, if any; and (iii) paying all taxes, assessments, insurance, warehouse fees and other charges upon such Inventory or Equipment or any part thereof, and all other payments, which the Creditor may be required or authorized or elect to make (including legal costs and attorneys’ fees). Any remaining rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in accordance with Section 11.

8.           Financing Statements: Documentary Stamp Taxes. (a) The Debtor agrees to sign and deliver to the Creditor such financing statements (which term, whenever used herein, shall include initial financing statements and amendments), in form acceptable to the Creditor, as the Creditor may from time to time reasonably request or as are necessary in the opinion of the Creditor to establish and maintain a valid, enforceable and perfected security interest in the Collateral and the other rights and security contemplated hereby which is superior and prior to the rights of all third Persons. The Debtor will pay any applicable filing fees and related expenses. The Debtor authorizes the Creditor to file any such financing statements without the signature of the Debtor.

(b)           The Debtor agrees to procure, pay for, affix to any and all documents and cancel any documentary tax stamps or similar taxes required by, and in accordance with, applicable law, and the Debtor will indemnify the Creditor and hold the Creditor harmless against any liability (including interest and penalties) in respect of such taxes.

9.           Additional Provisions Concerning Remedies and Sale of Collateral. (a) In addition to any rights and remedies contained herein or now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, upon the occurrence and during the continuance of an Event of Default, the Creditor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect from time to time, as enacted in any applicable jurisdiction. The Creditor may take legal proceedings for the appointment of a receiver or receivers (to which the Creditor shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Security Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Security Agreement.

(b)           Upon the occurrence and during the continuance of any Event of Default the Creditor shall have the right to seize and take possession of any Collateral (or any paper, documents, correspondence, computer tapes and programs and other electronic data processing software relating to the Collateral), and may enter the premises where such Collateral (or such paper, documents, correspondence, tapes, programs or software) is located for the purpose of effecting such seizure. The Creditor shall not be liable to the Debtor for any damage suffered by the Debtor by reason thereof and the Debtor shall indemnify the Creditor for any liability which may accrue to any Person by reason of such entry or seizure. At any time or from time to time after the occurrence and during the continuance of an Event of Default the Creditor may hire and maintain on any of the premises of the Debtor a custodian or independent contractor selected by the Creditor who shall have full authority to do all lawful acts necessary to protect the Creditor’s interests and to report to the Creditor thereon. The Debtor hereby agrees to cooperate with any such Person and to do whatever the Creditor may reasonably request to preserve the Collateral. All expenses incurred by the Creditor by reason of the employment of any such Person shall be payable by the Debtor and shall be secured hereby and shall be a part of the Obligations.

(c)           Upon the occurrence and during the continuance of an Event of Default the Creditor may, without obligation to resort to other security, at any time and from time to time, sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Creditor may determine, with the amounts realized from any such sale to be applied in the manner provided in Section
11. The Debtor hereby agrees that all of the foregoing may be effected without demand, advertisement or notice (except as required by law or as expressly provided herein), all of which (to the extent permitted by law) are hereby expressly waived. Upon any sale of any of the Collateral, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceeding for the foreclosure involving the enforcement of this Security Agreement, (i) the Creditor may bid for the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability, and may, in paying the purchase money therefor, discharge a portion of the Obligations owing to the Creditor in an amount equal to such purchase price; (ii) the Creditor may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; (iii) the Creditor may make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; but if so requested by the Creditor or such purchaser, the Debtor shall ratify and confirm any such sale or transfer by executing and delivering to the Creditor or such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request; (iv) all right, title, interest, claim and demand whatsoever, either in law or in equity or otherwise, of the Debtor of, in and to the property so sold shall be divested and such sale shall be a perpetual bar both at law and in equity against the Debtor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Debtor, its successors or assigns; and (v) the receipt of the Creditor or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his, its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Creditor or of such officers thereof, be obligated to see to the application of such purchase money or be in any way answerable or responsible for any loss, misapplication or non-application thereof

(d)           To the extent that it may lawfully do so, the Debtor agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement or the Obligations, and the Debtor hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Creditor in this Security Agreement, but will suffer and permit the execution of every such power as though no such laws were in force. In the event of any sale of Collateral pursuant to this Security Agreement by the Creditor, the Creditor shall, at least 10 days before such sale, give the Debtor written notice (which notice may be given by telefax) of its intention to sell, except that, if the Creditor shall determine in its sole discretion that any of the Collateral is perishable or threatens to decline speedily in value, any such sale may be made upon one day’s written notice (which notice may be given by telefax) to the Debtor.

(e)           The Debtor agrees that upon the occurrence of any Event of Default and at any time during the continuance thereof, any of the monies, deposit balances and other property of the Debtor held by, or coming into the possession of, the Creditor may be applied (including by way of set-off) by the Creditor to a reduction of the Obligations.

(f)           For the purpose of enabling the Creditor to exercise rights and remedies hereunder, the Debtor hereby grants to the Creditor access upon the occurrence and during the continuance of an Event of Default (after taking into account any applicable grace or cure period) to all media in which any Collateral may be recorded or stored and to all computer hardware and software used for the compilation or printout thereof to the extent that the Debtor may lawfully do so, and hereby authorizes any and all custodians thereof to release such media to the Creditor or in accordance with the Creditor’s instructions upon receipt of a letter executed by the Creditor stating that an Event of Default has occurred and is continuing.

(g)           For the purpose of enabling the Creditor to exercise its rights and remedies under this Security Agreement at such time as the Creditor, without regard to this Section, shall be lawfully entitled to exercise such rights and remedies and for no other purpose, the Debtor hereby grants to the Creditor, effective upon the occurrence of an Event of Default and notice by the Creditor that it desires to exercise such rights and remedies, an irrevocable, exclusive license, exercisable without payment of royalty or other compensation to any of the Debtor, to use, assign, license or sublicense any of the Collateral consisting of Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

10.           Creditor Appointed Attorney-in-Fact. The Debtor hereby appoints the Creditor as the Debtor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Creditor may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Creditor shall have the right and power, in its own name or as attorney-in-fact for the Debtor, (i) to take any of the actions specified in Section 6(h), 7(b) or 7(c) and (ii) generally to do, at the Creditor’s option and at the Debtor’s expense, at any time, or from time to time, all acts and things that the Creditor deems necessary to protect, preserve and realize upon the Collateral and the Creditor’s security interest therein; and the Debtor hereby ratifies all that the Creditor, acting as attorney-in-fact for the Debtor, shall lawfully do or cause to be done by virtue hereof; provided, however, that such power of attorney shall not entitle the Creditor to take any action that would otherwise be permitted hereunder only upon the occurrence and during the continuance of an Event of Default in the absence of such occurrence and continuance..

11.           Application of Moneys; Reassignment of Collateral. Except as otherwise provided herein, all moneys which the Creditor shall receive pursuant to this Security Agreement or with respect to the Collateral shall be applied in the following manner: First, to the payment of all costs and expenses reasonably incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Security Agreement and the realization on such collateral (including the fees and disbursement of the Creditor’s counsel and agents); and Second, to the payment of all other Obligations in such order and manner as the Creditor shall determine. The balance, if any, of such moneys shall be paid over to the Debtor or as otherwise required by law or as directed by a court of competent jurisdiction. Upon the payment in full of the Obligations, the termination of the Commitment, and the expiration or termination of all Letters of Credit, all Collateral not sold or otherwise disposed of pursuant hereto shall, at the request of the Debtor and at the sole cost and expense of the Debtor, be reassigned by the Creditor to the Debtor (or as otherwise directed by a court of competent jurisdiction), without recourse and without any representations, warranties or agreements of any kind. The Debtor shall remain liable to the Creditor for any deficiency remaining on the Obligations after the aforesaid application of such monies to the Obligations.

12.           Exercise of Rights. The Creditor shall have the right in its sole discretion to determine which rights, security, liens, guarantees, security interests or remedies it shall retain, pursue, release, subordinate, modify or take any other action with respect to, without in any way waiving, modifying or affecting any of the other of them or any of the Creditor’s rights or remedies hereunder or under any other Transaction Document.

13.            Waivers. Amendments, Required Notices. The Debtor hereby waives notice of acceptance of this Security Agreement, notice of nonpayment of any Obligations or of any instrument relating thereto, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of Collateral received or delivered, or any other action taken in reliance hereon and all other demands and notices of any description, except such as are expressly provided for herein or which by applicable law may not be waived on the date hereof No course of dealing between the Creditor and the Debtor or any other Person, and no failure on the part of the Creditor to exercise, and no delay in exercising, any right, power or remedy hereunder, shall operate as a waiver thereof or as a waiver of any Event of Default, nor shall any single or partial exercise by the Creditor of any right, power or remedy hereunder or with respect to the Obligations preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No amendment or modification of this Security Agreement nor any waiver of any provision of this Security Agreement or consent to any departure by the Debtor therefrom shall in any event be effective unless the same shall be in writing and signed by the Creditor, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Debtor in any case shall, of itself; entitle the Debtor to any other or further notice or demand in similar or other circumstances. If notice, whether before or after any Event of Default has occurred, is required by law to be given by the Creditor to the Debtor, the Debtor agrees that, unless otherwise specifically provided herein, five (5) days’ notice given in the manner provided below shall be reasonable notice.

14.           Cumulative Rights and Remedies. This Security Agreement and the liens and security interests granted hereunder are in addition to and not in substitution for any other security interest or collateral now or hereafter held by or on behalf of the Creditor to secure the Obligations and shall not operate as a merger of any contract debt or suspend the fulfillment of or affect the rights, remedies or powers of the Creditor in respect of the Obligations or any other security interests held by the Creditor for the fulfillment thereof. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

15.           Notices. All notices, requests, demands, instructions, directions and other communications provided for hereunder shall be in writing (which term shall include telecopied communications) and shall be transmitted to the applicable party in the manner, and at the address or telefax number, as applicable, of such party, specified in the Factoring Agreement.

16.           Costs and Expenses. (a) The Debtor agrees to pay, on demand, whether or not any Event of Default shall have occurred and regardless of whether or not any proceeding to enforce this Security Agreement or the Obligations shall have been commenced, all of the reasonable costs and expenses (including all reasonable fees and disbursements of legal counsel) incurred by the Creditor in connection with (i) the preparation of this Security Agreement and any related financing statements and other instruments and documents, (ii) the enforcement of this Security Agreement and the security interests granted hereunder, (iii) any filings or recordings with respect to the security interests granted hereunder (including all filing and recording fees, stamp taxes, recording taxes and intangible property taxes), (iv) the receipt of proceeds of the Accounts, General Intangibles or Premium Financing Rights hereunder, (v) the care and preservation of the Collateral, (vi) the sale or other disposition of, or other realization upon, the Collateral, or (vii) the preparation of any requested amendments to this Security Agreement or waivers or consents in connection herewith. Any such costs and expenses so incurred by the Creditor shall be secured hereby and be a part of the Obligations.

(b)           If any lien or tax shall be claimed with respect to the Collateral which, in the opinion of the Creditor, may possibly create a valid obligation having priority over the security interest granted to it herein, the Creditor may in its sole discretion and without notice to the Debtor pay such taxes and/or the amount secured by such lien and the amount of such payment shall be charged to the Debtor’s account and added to the Obligations secured hereby: provided, however, that the Creditor shall not make such payment with respect to any lien or tax that is being contested in good faith by the Debtor by appropriate proceedings if (i) such proceedings shall suspend the enforcement of such lien or collection of such tax, (ii) no part of the Debtor’s rights in and under the Collateral shall be subject to sale, forfeiture or diminution, and (iii) the Debtor shall have furnished such security that is not part of the Collateral as may be required in such proceedings or reasonably requested by the Creditor.

(c)           Upon any failure by the Debtor to perform any of its duties and obligations hereunder, the Creditor may, but shall not be obligated to, perform any or all of such duties, and the Debtor shall pay to the Creditor, forthwith upon written demand therefor, an amount equal to the cash or out-of-pocket expense reasonably incurred by the Creditor in so doing plus interest thereon, from the date such expense is incurred until it is paid in full at a rate per annum equal to the highest rate of interest payable by the Debtor from time to time on the Obligations.

17.           Successors and Assigns. This Security Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Creditor and its successors, transferees and assigns. The Debtor may not assign its rights or obligations hereunder or any portion thereof without the prior written consent of the Creditor. Subject to the provisions of the Supply Agreement and Factoring Agreement, the Creditor may assign its rights and powers under this Security Agreement with all or any of the Obligations and, in the event of such assignment, the assignee of such rights and powers, to the extent of such assignment, shall have the same rights and remedies hereunder, and shall be secured hereby to the same extent, as if originally named herein as the Creditor.

18.           Severability. If any part of this Security Agreement is contrary to, prohibited by or deemed invalid under the applicable laws or regulations of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible, and any such prohibition or invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.           No Assumption of Duties: Limitation on Liabilities: Preservation of Collateral. (a) Nothing herein contained shall be construed to constitute the Creditor as the Debtor’ agent for any purpose whatsoever except for the limited purposes of receiving proceeds of the Collateral as provided above. The Creditor does not, by anything contained herein or in any assignment or otherwise, assume the Debtor’ obligations under any Collateral or any contract or agreement relating thereto, and the Creditor shall not be responsible in any way for the Debtor’s performance of any of the terms and conditions thereof.

(b)           Neither the Creditor nor any of its directors, officers, employees or agents shall be liable to any Person for any action taken or omitted by the Creditor or its officers, directors, employees or agents hereunder or with respect to any transaction contemplated by this Security Agreement, except for the Creditor’s or such officers’, directors’, employees’ or agents’ willful misconduct. Without limiting the generality of the foregoing, the Creditor shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof unless due to the Creditor’s gross negligence or willful misconduct. The Creditor shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any Account, any General Intangible, any instrument received in payment thereof or any amount owing from time to time under any import or distribution agreement, or for any damage resulting therefrom.

(c)           The Creditor’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Creditor deals with similar property for its own account. Neither the Creditor nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

20.           Indemnification. The Debtor agrees to pay, and to save the Creditor harmless from, any and all liabilities, costs, expenses, losses or damages (including reasonable legal fees and expenses) which may be imposed on, incurred by or asserted against the Creditor (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any requirement of law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement or the enforcement of any of the terms hereof, except any such liability, cost, expense, loss or damage which results from the gross negligence or willful misconduct of the Creditor. In any suit, proceeding or action brought by the Creditor under or with respect to any Account, General Intangible, License or Contract for any sum owing thereunder, or to enforce any provisions of any Account, General Intangible, License or Contract, the Debtor will save, indemnify and keep the Creditor harmless from and against any liabilities, costs, expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor. Notwithstanding the foregoing, the Debtor shall not be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Creditor.

21.           Survival: Termination. (a) All covenants, agreements, representations and warranties made herein by the Debtor shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect so long as the Supply Agreement, Factoring Agreement, and/or Guarantee are in effect or any of the Obligations remain outstanding.

(b)           This Security Agreement shall terminate when each of the Supply Agreement, Factoring Agreement and Guarantee have terminated and all of the Obligations have been paid in frill; provided, however, that this Security Agreement shall be reinstated if any payment in respect of the Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Creditor for any reason, including by reason of the insolvency, bankruptcy or reorganization of the Debtor or any other Person.

22.           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITII, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

23.           SUBMISSION TO JURISDICTION. (A) THE DEBTOR HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN 0R RELATED HERETO, OR ANY ITEM OF COLLATERAL, AND IN CONNECTION THEREWITH AGREES THAT ANY PROCESS OR NOTICE OF MOTION OR OTHER APPLICATION TO ANY OF SAID COURTS OR A JUDGE THEREOF MAY BE SERVED UPON THE DEBTOR WITHIN OR WITHOUT SUCH COURT’S JURISDICTION BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS OF THE DEBTOR SPECIFIED IN SECTION 15 HEREOF (OR AT SUCH OTHER ADDRESS AS THE DEBTOR SHALL SPECIFY BY A PRIOR NOTICE IN WRITING TO THE CREDITOR), PROVIDED A REASONABLE TIME FOR APPEARANCE IS ALLOWED.

(B)           THE DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO BROUGHT IN ANY FEDERAL OR STATE COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(C)           NOTWITHSTANDING THE FOREGOING, THE CREDITOR MAY SUE THE DEBTOR IN ANY JURISDICTION WHERE THE DEBTOR OR ANY OF ITS ASSETS MAY BE FOUND AND MAY SERVE LEGAL PROCESS UPON THE DEBTOR IN ANY OTHER MANNER PERMITTED BY LAW.

24.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY INSTRUMENT OR DOCUMENT REFERRED TO HEREIN OR RELATED HERETO, OR ANY ITEM OF COLLATERAL, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

25.           Execution in Counterparts; Facsimile Signatures. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Security Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Security Agreement.

[signatures on following page]

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PERF GO-GREEN HOLDINGS, INC.,
a Delaware corporation

By:  /s/ Michael Caridi

Name:  Michael Caridi
Title: COO

Acknowledged and accepted:

STAR FUNDING, INC.

By:

Name:  Martin Weingarten
Title:     Chief Executive Officer

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

PERF GO-GREEN HOLDINGS, INC.,
a Delaware corporation

By:

Name:
Title:

Acknowledged and accepted:

STAR FUNDING, INC.

By:  /s/ Martin Weingarten

Name:  Martin Weingarten
Title:  Chief Executive Officer

SCHEDULE I

INFORMATION SCHEDULE

1.	Address of Debtor’s chief executive office and principal place of business:

Chief Executive Office:
12 East 52nd Street, 4th floor
New York, New York 10022

Principal Place of Business:
12 East 52nd Street, 4th floor
New York, New York 10022

2.
Address of office where the original books of account and records of the Debtor relating to the Accounts, General Intangibles, Contracts, Leases, Intellectual Property, Investment Property and Financial Assets are kept:

12 East 52nd Street, 4th floor
New York, New York 10022

3.	Inventory location(s):

12850 Midway Place
Cerritos, CA 90703

51 Executive Avenue
Edison, NJ 08817

4.	Equipment location(s):

12 East 52nd Street, 4th floor
New York, New York 10022

5.	Former Names:

Perf-Go Green, LLC

6.	Mergers, Acquisitions, or Consolidations:

That certain Reverse Acquisition with PERF Go-Green Holdings, Inc. dated as of May 13, 2008

7.	Commercial Tort Claims:

None